Exhibit 99.1

For Discussion & General Information Purposes Only Investor Presentation May 2020

Disclaimer

This presentation ("Presentation") is for informational purposes only. This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. This Presentation has been prepared to assist parties in making their own evaluation with respect to a proposed business combination (the "Transaction") as contemplated by the definitive share exchange agreement between Legacy Acquisition Corp. ("Legacy") and Blue Valor Limited, the indirect, wholly-owned subsidiary of BlueFocus Intelligent Communications Group ("BFICG"). Under the definitive agreement, Legacy will purchase all of the issued and outstanding shares of a newly formed and wholly-owned subsidiary of BFICG that at closing will hold the Blue Impact group business -- a digital-first, integrated and intelligent, global advertising & marketing services group ("Blue Impact" or the "Company"). This Presentation is not intended to form the basis of any investment or other decision with respect to the proposed Transaction or otherwise.

Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, neither Legacy nor the Company makes any representation or warranty with respect to the accuracy of such information. The Blue Impact design logo and "Blue Impact" are the property of the Company. Other trademarks and trade names referred to in this Presentation are the property of their respective owners. All references made to Blue Impact and the Company include predecessor organizations as well.

This Presentation does not purport to contain all of the information that may be required to evaluate a possible investment or other decision with respect to Legacy. The recipient agrees and acknowledges that this Presentation is not intended to form the basis of any investment or other decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by Legacy or the Company or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible Transaction between Legacy and the Company, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. Legacy and the Company disclaim any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein.

This Presentation contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Legacy and the Company and the potential Transaction between Legacy and the Company and their respective management teams' expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on Legacy's and the Company's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond Legacy's and the Company's control, that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share exchange agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the share exchange agreement and the transactions contemplated therein; (3) the inability to complete the proposed Transaction, including due to failure to obtain approval of the stockholders of Legacy or other conditions to closing in the share exchange agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Transaction; (6) the inability to obtain or maintain the listing of Blue Impact's common stock on the New York Stock Exchange following the proposed Transaction; (7) the risk that the proposed Transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed Transaction; (8) the ability to recognize the anticipated benefits of the proposed Transaction, which may be affected by, among other things, competition, the ability to integrate the Blue Impact businesses, and the ability of the combined business to grow and manage growth profitably; (9) costs related to the proposed Transaction; (10) changes in applicable laws or regulations; (11) the possibility that the Blue Impact business or the combined company may be adversely affected by other economic business, and/or competitive factors; (12) the aggregate number of Legacy shares requested to be redeemed by Legacy's stockholders in connection with the proposed Transaction; (13) the risk that current trends in digital media and marketing decelerate or do not continue; (14) the ability of the Blue Impact business to ameliorate or otherwise mitigate its existing material weaknesses and any material weaknesses in internal control over financial reporting or significant deficiencies that may be identified in the future; (15) estimates for the financial performance of the Blue Impact business may prove to be incorrect or materially different from actual results; (16) the impact of coronavirus on capital markets and Blue Impact's business; and (17) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed Transaction, including those under "Risk Factors" therein, and in Legacy's other filings with the SEC. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy and the Company do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Financial Statements

2016 annual and pro forma financial information is not audited. There can be no assurance that the final results for 2016, any interim periods and the pro forma financial information, if it were to be audited will not differ from the results provided in this presentation, including as a result of review adjustments. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this unaudited financial information.

2019 annual, interim and pro forma financial information is preliminary and not audited. The audit for the 2019 financial information has not been completed, and normal quarterly and annual closing and review procedures have not been completed, and remain subject to further review by Blue Impact and its auditors. There can be no assurance that the final results for 2019, any interim periods and the pro forma financial information, when the audit is complete, will not differ from the results provided in this presentation, including as a result of review adjustments. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this unaudited financial information.

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Disclaimer (Continued)

Use of Non-GAAP Information

This Presentation contains numbers that are not required by, or presented in accordance with, GAAP, including Adjusted Free Cash Flow from Operations, Pro Forma Adjusted Net Revenue, Adjusted Net Revenue, Pro Forma Adjusted EBITDA, Acquired EBITDA, Unadjusted EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin (collectively, our "Non-GAAP Measures"). Our Non-GAAP Measures are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. They should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, our Non-GAAP Measures exclude certain non-recurring and other charges and income items.

You should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in Our Non-GAAP Measures. Our presentation of Our Non-GAAP Measures should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by relying primarily on our GAAP results and by using our Non-GAAP Measures as supplemental information. Our Non-GAAP Measures are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. A reconciliation of some of our Non-GAAP Measures to the nearest comparable GAAP measure can be found at slide 45 of this presentation. A reconciliation for our 2020E Non-GAAP Measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP Measures, including, but not limited to, (a) expenses associated with the opening, closing or moving of offices, (b) the net loss or gains on the sale of assets or associated with certain past M&A and future financing and other transactions, (c) other expenses that we do not believe are indicative of our ongoing operations, as well as (d) gains and losses related to foreign currency exchange rates.

Projections and Historical Financial Information

Any estimates, forecasts or projections set forth in the Presentation have been prepared by Legacy and the Company in good faith on a basis believed to be reasonable. Such estimates, forecasts and projections involve significant elements of subjective judgment and analysis and reflect numerous judgments, estimates and assumptions that are inherently uncertain in prospective financial information of any kind. As such, no representation can be made as to the attainability of such estimates, forecasts and projections. The recipient is cautioned that such estimates, forecasts or projections have not been audited and have not been prepared in conformity with generally accepted accounting principles ("GAAP"). The risks and other factors that could impact the Company's ability to attain projected results include, but are not limited to, those mentioned in the prior paragraphs. The recipient therefore should not rely on the estimates, forecasts or projections contained in the Presentation.

Blue Impact's Organization

Prior to the consummation of the contemplated Transaction, Blue Valor Limited, an indirect wholly-owned subsidiary of BFICG organized in Hong Kong, will contribute its interests in the Vision 7 Group, We Are Social, Madhouse, Metta and Fuseproject into its newly formed wholly owned subsidiary, Blue Impact (Cayman) Limited organized in the Cayman Islands (the "Blue Impact Target"). At closing of the contemplated Transaction, Legacy will acquire Blue Impact Target, thereby acquiring control of the Vision 7 Group, We Are Social, Madhouse, Metta and Fuseproject. Following closing of the proposed Transaction, Legacy will change its name to Blue Impact Inc.

Impact of COVID-19

Blue Impact is continuing to monitor the impact of the COVID-19 pandemic, including changes in business and consumer behavior related to illness and pandemic fears and restrictions intended to slow the spread of COVID-19 (such as quarantines, government-mandated actions, shelter-in-place orders and other restrictions) on its global business and its financial results, as well as the economic conditions in the regions it, its clients and their customers operate and reside. The Blue Impact business is working with various stakeholders (including its clients, team members and vendors) to assess and implement responsive actions designed to mitigate adverse consequences of the COVID-19 pandemic. Areas being assessed include (i) the potential and varying negative impact of the COVID-19 pandemic on advertising and marketing service spending and budgets of our various clients, (ii) Blue Impact's inability to provide certain marketing services (such as events-based marketing services), and (iii) the ability of Blue Impact employees to generally work and effectively operate and interface remotely with clients and other Blue Impact team members and offices (including Blue Impact offices in Europe, Canada and the U.S. which are currently closed and with its team members working remotely).

At this time, the impact of the COVID-19 pandemic on the overall Blue Impact business, financial condition and results of operations is uncertain. In addition to the unaudited results for the year ended December 31. 2019, this presentation includes historic operating results for 2016, 2017 and 2018 for the Blue Impact business. As a result of the uncertainties around the impact of the COVID-19 pandemic and related events that may directly impact its operations, these results, as well as any previously provided forward-looking estimates and the forward-looking estimates contained in this presentation, may not be representative of the Blue Impact business's overall future operating results or growth prospects. Furthermore, the uncertainties around the COVID-19 pandemic could contribute to delays in the completion of the Transaction, particularly if continued disruptions in the domestic and global economies and the financial markets persist.

For additional information regarding the "transaction" or the "business combination" and certain additional information regarding Legacy and Blue Impact and its business, see the definitive proxy statement filed by Legacy with the SEC on March 31, 2020 and Legacy's other filings with the SEC from time to time.

Neither the Securities and Exchange Commission (the "SEC") nor any securities commission of any other U.S. or non U.S. jurisdiction has approved or disapproved of the Transaction contemplated hereby or determined that this Presentation is truthful or complete. Any representation to the contrary is a criminal offense.

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4 The Legacy SPAC Solution: Create shareholder value with a digital - first, integrated and intelligent, global advertising & marketing services company Our Goal: $1.0 Billion + i n Revenue

Today's Participants

Legacy Acquisition Corp.	Blue Impact		



Darryl McCall
President & COO, Legacy

- Former EVP and Executive Committee Member at Coty
- Spent 30 years at Procter & Gamble ("P&G") as a VP of Product Supply and GM of Global Personal Cleansing Care, where he oversaw 37 manufacturing centers and 16,000 employees
- More than 35 years of consumer operating experience



Holly Zheng
President and Executive Chairwoman, Blue Impact (1)

- 5 years with Blue Impact and predecessors as well as service on the Board of Directors for BlueFocus Intelligent Communications Group (BFICG)
- Previously held executive positions at various technology companies including Marvell Semiconductor, ST-Ericsson and NXP
- 18 years experience of marketing and sales experience



Brett Marchand
CEO, Blue Impact (2)

- 14 years with Blue Impact and predecessors including as CEO of BFICG's largest acquisition outside China
- Previously held senior marketing roles with Molson Coors, Campbell Soup, Procter & Gamble
- 30 years experience of marketing / advertising



He Shen
Interim CFO and Chief Development Officer – M&A, Blue Impact (3)

- 3 years with Blue Impact
- Previously served as Co-Head of Strategic Transactions Group at Lloyds Banking Group
- Previously worked as an investment banker at Merrill Lynch, DLJ and Credit Suisse in New York and London for 10 years
- 23 years experience in corporate finance and investment banking

(1) Currently CEO and President of BlueFocus International and a director of BFICG and is expected to continue to be a director after the closing of the Transaction. Expected President and Executive Chairwoman of Blue Impact. | (2) Currently CEO of Vision 7 and Executive Chairman of Cossette. Expected CEO of Blue Impact. | (3) Currently CFO of BlueFocus International. Expected Interim CFO and Chief Development Officer – M&A of Blue Impact.

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6 I. Introduction II. Key Investment Highlights III. Executing the Growth Strategy IV. Financial Overview and COVID - 19 Update Appendix Today’s Agenda

Introduction

8 ▪ $300 Million special purpose acquisition corporation – equity raised on November 21, 2017 ▪ The Legacy Team: Former Procter & Gamble executives with extensive operating experience ▪ Consumer Packaged Goods and Marketing focus ▪ Legacy’s Unique Perspective: x Experience with Procter & Gamble, one of the largest advertisers in the world x Significant experience with consumer insights, brand building, and innovation Legacy Acquisition Corp. at a Glance Overview

Why Legacy Chose Blue Impact

Key Investment Highlights

1. A Global Advertising & Marketing Services Company of the Future: Digital-first, Integrated & Intelligent…
2. …with Global High Growth Clients
3. Winning Partnership with BFICG to Access China's Growth
4. Talented and Tightly Knit Management Team with Track Record of Creating Value
5. Strong Double-Digit Growth (1), Outperforming Peers (2) & Uniquely Positioned for Growth Post-COVID
6. Primed for Growth – Ability to Scale with Organic Expansion and Opportunistic M&A

Legacy Provides

7. Marketing and Operational Expertise, and a Broad Network of Client Relationships
8. Substantial Capital Available to Supercharge Blue Impact's Growth

Valuation

9. Attractive Valuation Upside Relative to Marketing Services Peer Group

(1) Based on 2016 – 2019 Adjusted Net Revenue CAGR. 2016 and 2019 figures are unaudited. Net Revenue = Revenue, excluding Billable Expenses. 2019 Net Revenue is adjusted by $3.1 million due to the deferred income recognition required under ASC606 and is referred to as Adjusted Net Revenue. | (2) Selected peers include Traditional Agency Holding Cos. (Dentsu, IPG, Omnicom, Publicis and WPP).

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10 Transaction Overview Overview of Key Terms ▪ Pro forma enterprise value of $579 million ▪ Represents a 7.6 x EV / 2021E Adjusted EBITDA multiple ▪ Implies a meaningful discount to public peers ▪ BlueFocus Intelligent Communications Group (“BFICG”) ▪ Rolling 100% of equity in Blue Impact ▪ Will own 43.6% (2) of the pro forma Company immediately after closing ▪ Can receive additional consideration up to $222 million based on 3 - year average annual adjusted EBITDA growth rate for Blue Impact’s Madhouse subsidiary; the maximum payment at an average growth rate ≥ 25.0% can possibly be paid in additional shares) (6) ▪ Blue Impact is expected to be well - capitalized with Legacy’s contribution of up to $128 million of cash on balance sheet to fund organic growth, future acquisitions and subsidiaries’ earn - outs Illustrative Pro Forma Equity Ownership (8) Pro Forma Valuation ($MM) (7) Sources and Uses ($MM) Note: $ in Millions except per share amounts; 2020 and 2021 estimates are based on the assumption that the average foreign ex cha nge rates for 2020 and 2021 would equal the average foreign exchange rate of 2018. | (1) Reflects the balance in the Trust Account as of March 20, 2020. In connection with the extension amendment, 694,820 Legacy sh are s were redeemed and the seller agreed to make certain loans for deposit into the trust fund equal to $0.03 per unredeemed share, or approximately $880,000, for each month that the transaction deadline is extended from No vember 21, 2019 until May 20, 2020, plus certain agreed costs and expenses. Total loan amounts were $5,574,932.40 as of April 21, 2020. | (2) Assumes no public stockholder has exercised its redemption rights to r ece ive cash from the Trust Account in connection with the business combination. Legacy Cash in Trust will be reduced by the amount of cash used to satisfy any redemptions. | (3) Assumes 30,000,000 public warrants and 2,9 12, 230 private placement warrants held by certain institutional investors are exchanged for $1.00 per warrant in cash. Assumes the remaining 14,587,770 private placement warrants are exchanged for common shares at a ratio o f 0 .11. | (4) Does not include outstanding warrants. | (5) Assumes Legacy Founders surrender 3.5 million of Class F Shares. | (6) Additional detail on terms and conditions for the additional consideration is included i n t he Appendix. | (7) Implied valuation multiple based on Blue Impact’s Base Case estimate for 2021E Adjusted EBITDA, which is described in greater detail on slides 34 and 36 of this presentation. | (8) Excludes up to 2,000,00 0 d eferred shares and 3,000,000 deferred shares issuable to Legacy Founders and BFCIG, respectively. These shares will be issuable based on Blue Impact's trading price and/or acquisition price or, in the case of BF ICG, in 10 years to the extent not previously issued. The deferred shares are issuable in exchange for Legacy Founders' surrender of 3,500,000 Legacy Class F shares and BFICG's agreement to reduce by 3,000,000 the number of sha res received at closing, in each case, to facilitate the transaction. Sources of Funds Legacy Cash in Trust (1) (2) $305.0 New Legacy Shares - BFICG 270.0 Assumption of Blue Impact Net Debt 40.0 New Legacy Shares - Warrant Holders (3) 16.0 Total Sources $631.0 Uses of Funds Rollover of BFICG Equity $270.0 Cash to Balance Sheet 128.1 Purchase of Existing Minority Interest 90.0 Assumption of Blue Impact Net Debt 40.0 Estimated Fees & Expenses 54.0 Warrant Amendment - Cash (3) 32.9 Warrant Amendment - New Shares (3) 16.0 Total Uses $631.0 Pro Forma Shares Outstanding 61.9 Legacy Illustrative Price per Share $10.00 Equity Value $619.1 Plus: Blue Impact Net Debt 40.0 Plus: PV of Blue Impact Acquisition-related Liabilities 48.0 Less: Pro Forma Cash (128.1) Pro Forma Enterprise Value $579.0 Implied Valuation Pro Forma EV / 2021E Adjusted EBITDA (Base Case: $76.2 million) 7.60x Holders Shares (MM) % Existing Legacy Shares - IPO Investors (2) (4) 29.3 47.3% New Legacy Shares - BFICG (2) 27.0 43.6% Existing Legacy Shares - Legacy Founders (5) 4.0 6.5% New Legacy Shares - Private Placement Warrant Holders (3) 1.6 2.6% Total Shares Outstanding 61.9 100.0%

Peer Benchmarking Comparison

	EV/2020E Adj. EBITDA	EV/2021E Adj. EBITDA[3]	2020E-2021E Net Revenue Growth[4]	2020E-2021E Adj. EBITDA Growth	2020E Adj. EBITDA Margin[5]	Dividend Yield
Specialty Marketing Services						
S4 Capital	15.2x	11.4x	29.3%	32.9%	16.1%	N/A
ICF	12.6x	10.6x	12.8%	19.1%	9.0%	0.8%
Perficient	12.0x	10.5x	6.7%	13.6%	17.0%	N/A
Next 15	7.3x	7.0x	5.0%	5.0%	21.1%	0.7%
Average	**11.8x**	**9.9x**	**13.5%**	**17.7%**	**15.8%**	**0.4%**
Traditional Agency HoldCos Average[1]	**7.7x**	**6.6x**	**7.9%**	**16.5%**	**16.2%**	**4.6%**
Overall Average	**9.5x**	**8.1x**	**10.3%**	**17.0%**	**16.0%**	**2.7%**
Blue impact[2]	8.5x	7.6x	11.4%	12.2%	21.8%	N/A

Source: Company filings for Specialty Marketing Services and Traditional Agency HoldCos peer groups, Capital IQ and Wall Street consensus research. | Note: Market data as of 05/01/20; Multiples greater than 50x or less than 0x are listed as "N/M." | (1) Traditional Agency HoldCos peer group consists of Dentsu, IPG, Omnicom, Publicis and WPP. | (2) Blue Impact EV / Adjusted EBITDA multiples based on expected implied enterprise value of $579.0 million, 2020E Adjusted EBITDA of $67.9 million (organic only) and 2021E Adjusted EBITDA of $76.2 million (organic only); 2020 and 2021 estimates are based on the assumption that the average foreign exchange rates for 2020 and 2021 would equal the average foreign exchange rate of 2018. | (3) Implied valuation multiple based on Blue Impact's Base Case estimate for 2021E Adjusted EBITDA, which is described in greater detail on slides 34 and 36 of this presentation. (4) Based on Net Revenue equivalent for peer group; Net Revenue = Revenue, excluding Billable Expenses. | (5) Defined as Adjusted EBITDA / Net Revenue.

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Key Investment Highlights

13 Strong Double - Digit Growth (1) , Outperforming Peers (2) & Uniquely Positioned for Growth Post - COVID Winning Partnership with BFICG to Access China's Growth 3 Talented and Tightly Knit Management Team with Track Record of Creating Value 4 Primed for Growth – Ability to Scale with Organic Expansion and Opportunistic M&A 5 …with Global High Growth Clients 2 A Global Advertising & Marketing Services Company of the Future: Digital - first, Integrated & Intelligent… 1 Blue Impact Investment Highlights 6 (1) Based on 2016 – 2019 Adjusted Net Revenue CAGR. 2016 and 2019 figures are unaudited. | (2) Selected peers include Traditiona l Agency Holding Cos. ( Dentsu , IPG, Omnicom, Publicis and WPP).

14 (1) Based on 201 6 – 20 19 Adjusted Net Revenue CAGR. 2016 and 2019 figures are unaudited. | (2) Net Revenue = Revenue, excluding Billable Expenses. | (3) 2019 Net Revenue is adjusted by $3.1 million due to the deferred income recognition required under ASC606. | (4) Defined as Adjusted EBITDA / Adjusted Net Revenue. | (5) Based on 2019 Adjusted Net Revenue . $ 75.4 m 20 19 Adjusted EBITDA 1 4% (1) 3 - year Net Revenue Growth (2) 22% 20 19 Adjusted EBITDA Margin (4) 2,500+ Employees 6 9% (5) Digital Revenue $342.6m 2019 A djusted Net Revenue (2), (3) x Broad, award - winning digital capabilities under a synergistic multi - brand strategy x Nimble and integrated model strategy x Client base of blue chip brands and digital disruptors x Presence in China with strategic relationships in place to accelerate growth x Primed for growth through organic expansion and opportunistic M&A x Talented and tightly knit management team with track record of creating value Established global presence, strong financial performance and designed for scale Geographies in which Blue Impact has clients % of 2019 Adjusted Net Revenue North America: 61.9% EMEA: 18.0% Asia Pacific: 20.1% A Global Advertising & Marketing Services Company of the Future: Digital - first, Integrated & Intelligent 1

A Global Advertising & Marketing Services Company of the Future: Digital-first, Integrated & Intelligent (Continued)

We Go to Market with Five Agency Families, United on the Blue Impact Platform

	VISION7	MADhouse 亿动广告传媒	we are social	METTA	fuseproject
Swim Lanes	Owned, Paid, Earned, Shared	Paid	Shared	Owned	Owned
Agency Description	Global marketing communications network headquartered in Canada	Mobile performance marketing platform headquartered in China	Global social media specialist headquartered in the U.K.	Full service marketing agency headquartered in Hong Kong, China	Product and digital design agency headquartered in the U.S.
Current Geographic Footprint	Canada, U.S.	China	Europe, Middle East, U.S., Canada, China, APAC	APAC	U.S.
2019 Adjusted Net Revenue (1)	$180.6 Million	$40.2 Million	$87.5 Million	$6.7 Million	$27.6 Million
2016-2019 Adjusted Net Revenue CAGR % (2)	14.4%	12.3%	16.0%	(3.0%)	9.2%
Selected Clients	Dignity Health, General Mills, Google, McDonald's, P&G, Samsung, TD Bank, Telus, Toyota, Walmart	BYD, Coca-Cola, Ctrip, 莉莉丝游戏 Lilith Games, NetEase Games, OnePlus, P&G	Activision, adidas, amazon, Barilla, Google, Netflix, Samsung, Uber, vodafone, Volkswagen	Bausch + Lomb, Fujifilm, GNC, Minute Maid, Sino Group 信和集團, Schneider Electric	August, Autodesk, Canopy Growth Corporation, HermanMiller, L'Oréal, lululemon, Project Management Institute, UZUO, Samsung, vodafone

Source: Company-provided financials. | (1) Net Revenue = Revenue, excluding Billable Expenses; 2019 Madhouse Net Revenue is adjusted by $3.1 million due to the deferred income recognition required under ASC606. | (2) Based on 2016 – 2019 Adjusted Net Revenue CAGR. 2016 and 2019 figures are unaudited.

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16 A Global Advertising & Marketing Services Company of the Future: Digital - first, Integrated & Intelligent (Continued) 1 Google Cloud NCAA Campaign Owned media • Deliver marketing & brand campaigns • Strategy, creative & production services • Brand, content, product & user design • Deliver communication advice & campaigns • Experiential, influencer & media relations • Brand, Corporate, Healthcare & Tech PR Earned media Michael B. Jordan for McDonald’s Paid media • Media consulting planning & buying services • Digital, search, social & programmatic media • Channel optimization, performance & ROI Madhouse oversees digital advertising campaign for NetEase, Inc. (NASDAQ: NTES) A Simple and Nimble Structure Built around Owned, Paid, Earned and Shared Media Shared media Narcos campaign for Netflix • Socially - led strategy & creative • Design, content & production services • Social insights & analytics • Encompasses elements of Owned, Paid and Earned media, all focused on social media platforms Shared media

17 …with Global High Growth Clients 2 Selected Blue Chip Brands Selected Digital Disruptors Source: Company - provided financials. | (1) Calculation based on top 150 Blue Impact clients across all agencies; Net Revenue = R evenue, excluding Billable Expenses; 2019 Net Revenue is adjusted by $3.1 million due to the deferred income recognition required under ASC606. | (2) Based on 2019 Net Adjusted Revenue; SMBs represent Small and Medium - Sized Businesses. % of 2019 Adjusted Net Revenue: 43.1% (1) % of 2019 Adjusted Net Revenue: 38.4% (1) Blue Chip Clients Across Multiple Verticals and Serving Leading Digital Disruptors with a Platform for Growth in China Only 18.5% of clients comprised of Regional Brands or SMBs (1), (2)

3 Winning Partnership with BFICG to Access China's Growth

BFICG at a Glance

BlueFocus

Year Founded:	**1996**
Headquarters:	**Beijing, China**
2019 Revenue: (1)	**$4.1 Billion**
Total Employees: (2)	**5,055**

BlueFocus Intelligent Communications Group ("BFICG") is the largest marketing and communication services group in China by both revenue and market capitalization

- Founded as a PR agency, BFICG has expanded its offerings through both organic growth and a series of high-profile acquisitions, delivering a comprehensive suite of solutions across the marketing services landscape
- Serves 3,000+ clients globally that range from blue-chip brand names to emerging disruptive companies
- Holly Zheng, expected President and Executive Chairwoman of Blue Impact, serves as a director on the BFICG Board and is expected to continue to do so following the closing of the Transaction

BFICG and Blue Impact: A Highly Synergistic and Valuable Collaboration

BFICG is committed to the "Go Global" and "Go Digital" growth strategy

- ✓ Blue Impact will become BFICG's new platform to further expand in core international markets and key marketing service disciplines
- ✓ The transaction is expected to position Blue Impact as the cross-selling service provider for BFICG's clients globally

Blue Impact will own and operate BFICG's international subsidiaries and Madhouse

BFICG will be the largest shareholder and be keenly focused on significant Blue Impact value creation

- ✓ BFICG is rolling 100% of its equity in Blue Impact into the transaction
- ✓ Legacy will provide access to growth capital and a public currency to support the growth of Blue Impact

BFICG and Blue Impact will mutually benefit from shared technology, client relationships, media networks, and other resources

Source: Company filings. | (1) Gross revenue as reported under PRC GAAP. | (2) As of 12/31/19, per BFICG annual report.

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19 3 Winning Partnership with BFICG to Access China's Growth (Continued) Blue Impact is well - positioned to grow as BFICG’s clients expand internationally ▪ BFICG’s Chinese clients currently purchase $2.5 billion of media on Google, Facebook, TikTok , Twitter, and other U.S. digital media platforms ▪ Blue Impact is uniquely positioned to sell add - on services to BFICG and other Chinese clients with its Owned, Paid, Earned and Shared platforms and strong footprint in North America and Europe Clients in China $ 2.5 Billion Spend (5) China Continues to Grow Aggressively Blue Impact Already has a Significant Platform with Chinese Clients to Build on (1) Bloomberg, Fortune, S&P and McKinsey Global Institute analysis. | (2) McKinsey (2019); the report does not take into acco unt the potential impacts of COVID - 19. | (3) Per the 2020 WARC Creative 100. | (4) Gross revenue as reported under PRC GAAP. | (5) Based on BFICG filings. BFICG’s Recognition ▪ Google’s 2018 “Agency of the Year” (one of only two winners globally alongside WPP) ▪ Facebook’s 2018 “Agency of the Year” in China ▪ TikTok 2019 Excellent Partnership Award BFICG is the Leading Provider to Clients in China Global Holding Groups/ Networks Ranking (3) Rank Agency HQ 1 Omnicom Group 2 Interpublic Group 3 WPP 4 Publicis Groupe 5 Accenture 6 Dentsu 7 Havas Group 8 MDC Partners 9 Hakuhodo DY Group 10 Significant Scale Relative to Peers ($ in Billions) 2019 Revenue (4) $1.5 $1.8 $2.0 $2.7 $4.1 ~$6 Trillion growth in Chinese consumption expected leading up to 2030, comparable with the United States and Western Europe (2) 0 20 40 60 80 100 120 140 160 180 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 United States China Japan Germany United Kingdom Australia Number of Companies in Global Fortune 500 (1)

Talented and Tightly Knit Management Team with Track Record of Creating Value

Blue Impact will be led by a highly experienced management team with a deep bench of category experts [(1)]

Name	Primary Responsibility	Selected Prior Experience
 **Brett Marchand** *CEO*	Global operations & directing the growth plan	▪ 14 years with Blue Impact and predecessors including as CEO of BFICG's largest acquisition outside China; currently CEO of Vision7 and Executive Chairman of Cossette ▪ 30 years experience of marketing / advertising
 **He Shen** *Interim CFO and Chief Development Officer – M&A*	Financial reporting and strategic transactions including M&A and capital market financings	▪ 3 years with Blue Impact; currently CFO of BlueFocus International ▪ 23 years experience in corporate finance and investment banking
 **Holly Zheng** *President and Executive Chairwoman*	BFICG board member; oversees international business development	▪ 5 years with Blue Impact and predecessors as well as service on the Board of Directors for BlueFocus Intelligent Communications Group (BFICG) and Madhouse; currently CEO and President of BlueFocus International ▪ 18 years experience of marketing and sales experience
 **Yves Behar**	Chief Creative Officer, Global	▪ Founder and CEO of Fuseproject ▪ 19 years with Blue Impact and predecessors ▪ Led brand and product design for many successful disruptors in Silicon Valley
 **Nick Cowling**	Earned Media, Global	▪ President of Citizen Relations, Global ▪ 9 years with Blue Impact and predecessors ▪ Led the design of Citizen's new agency model that helped the company grow to the 4th largest communications firm in the country
 **Mélanie Dunn**	Owned Media, Global [(2)]	▪ President and CEO of Cossette ▪ 17 years with Blue Impact and predecessors ▪ Led integration of owned media / creative service model in Canada
 **Joseph Leon**	Paid Media, Global [(2)]	▪ President and CEO of Vision7 Media ▪ 6 years with Blue Impact and predecessors ▪ Led digital strategy expansion and move to performance media
 **Nathan McDonald**	Shared Media, Global	▪ Co-Founder and CEO of We Are Social ▪ 11 years with Blue Impact and predecessors ▪ Led international expansion of We Are Social into 10 markets
 **Charlie Ruan**	Paid Media, China	▪ President of Madhouse ▪ 12 years with Blue Impact and predecessors ▪ Led Madhouse's expansion to serve both brand advertisers as well as app developers in global markets

(1) This slide reflects the expected management team upon the consummation of the Transaction. | (2) Excluding China.

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20

21 $234 $251 $307 $343 $105 $109 $143 $150 $338 $360 $451 $493 2016 2017 2018 2019 $37 $38 $62 $75 16% 15% 20% 22% 2016 2017 2018 2019 Strong Double - Digit Growth, Outperforming Peers & Uniquely Positioned for Growth Post - COVID 5 ($ in Millions) Historical Revenue Historical Adjusted EBITDA (1) ($ in Millions) Source: Company - provided financials, Capital IQ and Wall Street equity research . | (1) 2016 - 2019 Adjusted EBITDA amounts are adjusted to include $5.0MM of annual public company costs for illustrative comparability to 2020 and 2021 estimates. | (2) Net Revenue = Revenue, excluding Billable Expenses. | (3) 2019 N et Revenue is adjusted by $3.1 million due to the deferred income recognition required under ASC606. | (4) Defined as Adjusted EBITDA / Net Revenue . 2019 amount defined as Adjusted EBITDA / Adjusted Net Revenue. | (5) Based on 2016 - 2019 CAGRs; 2016 and 2019 figures for Blue Impact are unaudited; Blue Impact CAGR reflect 2016 - 2019 Adjusted Net Revenue CAGR. 2016 - 2019 Adjusted Net Revenue CAGR: 13.6% Adjusted EBITDA Margin % (4) 2016 - 2019 Adj. EBITDA CAGR: 27.0% Billable Expenses Net Revenue (2), (3) Revenue 3 - Year Net Revenue CAGR (5) 3 - Year Adjusted EBITDA CAGR (5) 13.6% 6.0% 3.2% 0.2% (1.0%) (4.4%) 27.0% 10.1% 7.6% 0.7% (4.5%) (7.9%)

22 Strong Double - Digit Growth, Outperforming Peers & Uniquely Positioned for Growth Post - COVID (Continued) 5 x Complex structure with dozens of overlapping businesses x Built for Traditional Clients x Slow organic growth x Rooted in digital, mobile, social & CRM x Focused on collaboration & synergy through an integrated service model x Strong organic revenue & profit growth x Minimal collaboration & synergy between siloed businesses x Rooted in traditional media & agencies x Simple and Nimble Structure x Built for blue chip clients & digital disruptors x Model that relies on outputs & professional fees x Model pivoting towards transparent, client - focused outcomes Traditional Advertising Holding Co. (1) (1) Representative Traditional Agency Holding Cos. consist of Dentsu, IPG, Omnicom, Publicis and WPP.

5 Strong Double-Digit Growth, Outperforming Peers & Uniquely Positioned for Growth Post-COVID (Continued)

We believe Blue Impact is well-positioned to respond to the pandemic with momentum and return to rapid growth in 2021

Growth Driver	Industry Outlook	Blue Impact Advantage
Digital Focus	▪ The crisis has further shifted consumer activity online and demanded a tech-driven response as physical stores shut their locations ▪ E-commerce ad spend rebounded in April, up from March declines (1) ▪ Industry leaders expect advertising budgets to continue shifting to digital given importance of digital channels (1) ▪ Social channels will benefit from COVID-19, as social media-limited interactions in quarantine have expanded the customer market	CRM **69%** of Blue Impact's 2019 Adjusted Net Revenue came from digital mediums including mobile, social CRM and performance media
Digital Disruptor Client Base	▪ Surveys of key advertising firms found ~50% or more respondents identified travel & tourism, retail, restaurants and automotive advertising as industries that would take the biggest hit through the end of 2020 (4) ▪ <5% of the same key firms identified digital disruptor industries, including e-commerce and gaming, as high-risk for loss of advertising spend due to the pandemic (4)	**38%** of 2019 Adjusted Net Revenue is from digital disruptors (5) amazon, NETFLIX, Baidu 百度, Casper, SAMSUNG, Google, Tencent 腾讯
Chinese Ad Spend	▪ Chinese consumption is expected to grow by $6 trillion leading up to 2030 (2) ▪ Marketing automation is only at 10-15% in China compared to >50% in U.S., providing room for significant growth in digital ad spend (3) ▪ We believe the behavioral shift to digital shopping, entertainment & communications is likely to become permanent	**$2.5 Billion** of media purchased by BFICG's Chinese clients on Google, Facebook, and other digital media platforms (6) Google, TikTok, twitter
Proliferation of Performance Marketing / MaaS	▪ Select Blue impact clients have communicated shifting significant portions of ad budgets towards performance marketing ▪ Google, Facebook and other advertising platforms with more performance-based revenue expect to outperform competitors with more traditional brand-building revenue (1) ▪ Spend on traditional brand building is more likely to be cut as it less directly ties to revenue & can be quickly reduced (1)	PathIQ Launched in 2019, PathIQ is Blue Impact's performance marketing (MaaS) division driving success in Beta with several key clients

(1) Wall Street equity research (April 2020). | (2) McKinsey (2019) ; the report does not take into account the potential impacts of COVID-19. | (3) PRNewswire (April 2020). | (4) IAB (April 2020). | (5) Calculation based on top 150 Blue Impact clients across all agencies; Net Revenue = Revenue, excluding Billable Expenses; 2019 Net Revenue is adjusted by $3.1 million due to the deferred income recognition required under ASC606. | (6) Based on BFICG filings.

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23

24 Primed for Growth – Ability to Scale With Organic Expansion and Opportunistic M&A 6 ▪ Grow disruptor clients with Blue Impact’s unique digital - first platform ▪ Grow with BFICG’s clients as they expand internationally ▪ Leverage Legacy’s network to grow Blue Impact’s blue chip client base Accelerate Growth with High Growth High Spend Clients A ▪ Grow scale through geographic expansion of capabilities and M&A in critical, markets to fill out Blue Impact’s suite of services in that geography ▪ Employ a disciplined approach in assessing potential strategic acquisitions Expand Capabilities Geographically B ▪ Drive revenue and increased efficiency and margin expansion through the scalable integrated service model Replicate the Proven Integrated Service Model C ▪ Expansion of “MaaS” offerings to drive margin accretion ▪ Blue Impact is well - positioned to grow its presence in MaaS Pursue Profitable Growth Through Marketing as a Service (“MaaS”) D Our Goal: $1.0 Billion + i n Revenue

Executing the Growth Strategy

A Accelerate Growth with High Growth High Spend Clients

Blue Impact has strategically positioned its business to serve core client categories

Blue Chip Clients

- Business Development lead/team in NYC focused on Blue Chip and Global clients
- Expertise, scale and focus on Digital and China are key points-of-difference for this group of clients
- Will work with Legacy and its vast network of C-Suite contacts at global CPG and other Companies

Digital Disruptors

- Business Development team in Silicon Valley focused exclusively on Digital Disruptors and the VCs who are funding them
- Acquired a dedicated media and events company to be used to drive awareness of Blue Impact with digital disruptive clients
- M&A focused on businesses with strong Disruptor client list

China-Based Clients

- Business Development team focused on China-based clients out of Beijing and Silicon Valley
- Collaborative and synergistic relationship with BFICG to drive business in and out of China
- Integration with Madhouse to target China clients “going abroad” to provide added-value services


FY 2019 Adjusted Net Revenue
Blue Chip Brands 43.1%(1)
Digital Disruptors 38.4%(1)
Regional Brands / SMBs 18.5%(1), (2)

Source: Company-provided financials. | (1) Calculation based on top 150 Blue Impact clients across all agencies; Net Revenue = Revenue, excluding Billable Expenses; 2019 Net Revenue is adjusted by $3.1 million due to the deferred income recognition required under ASC606. | (2) SMBs represent Small and Medium-Sized Businesses

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26

Expand Capabilities Geographically

Grow scale through geographic expansion of capabilities and M&A in critical, underpenetrated markets

	North America		EMEA		Asia	
Capabilities	Canada	U.S.	Europe	Middle East	China	Rest of APAC
Owned	▪ Cossette & Camps Collective	▪ Eleven ▪ Fuseproject	▪ Select capabilities through We Are Social	▪ Select capabilities through We Are Social	▪ Metta ▪ Strategic relationship with BFICG ▪ Fuseproject	▪ Select capabilities through We Are Social
Paid	▪ Vision 7 Media	▪ Vision 7 through partnership with Horizon Media	▪ Select capabilities through Local Planet partnership ▪ Paid social via We Are Social	▪ Select capabilities through Local Planet partnership ▪ Paid social via We Are Social	▪ Madhouse ▪ Metta ▪ Strategic relationship with BFICG	▪ Select capabilities through BFICG and Local Planet ▪ Paid social via We Are Social
Earned	▪ Citizen Relations	▪ PR capabilities through Citizen Relations ▪ Experiential and influencer marketing with Narrative Group	▪ PR capability via Citizen UK & partner network ▪ Influencer capability via We Are Social	▪ PR capabilities through Citizen Relations and partner network ▪ Influencer capability via Socialize	▪ Strategic relationship through BFICG (Blue Digital) ▪ Influencer capability via We Are Social	▪ PR capabilities through Citizen relationships ▪ Influencer capability via We Are Social
Shared	▪ Serviced through Cossette & Camps Collective ▪ Launched We Are Social Canada JV with Citizens in 2019	▪ We Are Social NY ▪ Expected Expansion of We Are Social to California	▪ We Are Social in U.K., Germany, France, Italy ▪ Launched Spain in '18	▪ 2018 acquisition of Dubai-based Socialize	▪ We Are Social Shanghai, Beijing and Hong Kong ▪ Strategic relationship with BFICG	▪ We Are Social in Singapore and Australia ▪ Launched We Are Social Japan in '19

Market Leadership

- Proven, value-add capabilities
- Realizing synergies from scale
- No immediate M&A needs

Poised for Scale

- Established capabilities
- Significant opportunity to scale through organic expansion and opportunistic M&A

M&A Required

- Emerging capabilities
- Growth through M&A is required to achieve scale

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27

B

Expand Capabilities Geographically (Continued)

Employ a disciplined approach in assessing potential strategic acquisitions

Acquisition Criteria

- Proven track-record of growth and strong margins
- Extensive capabilities in digital, mobile, data, tech and/or CRM
- Strong blue chip AND disruptive client list
- Complementary capabilities in the United States, Europe, the Middle East and Asia
- Strong and experienced management team
- Synergy through buy-in to integrated service model
- Potential to help us deploy our MaaS-focused strategy
- Accretive financial profile

Blue Impact M&A Activity Since January 2017 (1)

28 LOIs Submitted → **3** Targets Acquired

Blue Impact M&A Activity – Current (1) (2)

14 Targets Under Review → Active pipeline representing over $178 million in estimated incremental revenue

Note: Completion of acquisitions will be dependent on, among other things, due diligence results. | (1) Reflects the activities of BlueFocus International and its subsidiaries for periods prior to the business combination. | (2) Pipeline data as of 4/28/20; Estimated revenue represents aggregate 2020E estimates for targets within the pipeline.

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28

C Replicate the Proven Integrated Service Model

Drive increased revenue, efficiency and margin expansion through the scalable integrated service model

1 Combine all capabilities into four service segments (Owned, Shared, Paid, Earned) with shared leadership and single P&L

The Result:
- ✓ Simplifies go-to-market capabilities, provides scale and promotes collaboration

2 Locate employees in collaborative campuses in each major market

The Result:
- ✓ Cross-selling opportunities
- ✓ Better employee experience
- ✓ Reduced real estate and operations costs

3 Create Managed Services Center (MSC) to manage back office services

The Result:
- ✓ Creates operating leverage, driving better service and lower cost

4 Launch high growth revenue and high margin businesses which require scale (ex: production, data science, digital and tech consulting and MaaS)

The Result:
- ✓ Incremental revenue growth and margin through vertical integration

5 Measure everyone on the same "Scorecard" to promote long-term success

The Result:
- ✓ Drives increased employee engagement, client satisfaction, product quality, growth and profitability

Toronto Campus 5-Year Change Example

	2013 - 2018 % Change
Net Revenue	108%
Personnel Costs	96%
Indirect Costs	15%

Adj. EBITDA Margin % (1)

2013	2018
23%	30%

2013 – 2018 Adj. EBITDA Margin Expansion:
700 bps

Current Campus Locations


Montreal


Quebec City


Toronto


Vancouver

Expected Future Campus Locations


LA


New York


San Francisco


Shanghai

Source: Company-provided financials. | (1) Defined as Adjusted EBITDA / Net Revenue; Net Revenue = Revenue, excluding Billable Expenses.

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29

30 0% 2% 4% 6% 8% 10% 12% 14% 16% 2013 2014 2015 2016 2017 2018 2019 2020 2021 Percentage of sales that are e-commerce 0 400 800 1,200 1,600 Under 5% 5% - 25% 26% - 50% 51% - 75% 76% - 100% # of Respondents % of Budget Allocated to Performance Marketing Pursue Profitable Growth Through Marketing as a Service (“MaaS") D Digital Disruptor Brands & eCommerce Driving Growth (1) Emergence of DTC Brands & growth of eCommerce is driving the need for outcome based marketing Digital Disruptors focused on Paid Marketing Performance Customer Acquisition Cost (CAC) is the Focus of which Paid Marketing is a Key Component 0.1% - Total CPG Spending Growth 16.6% - E - commerce CPG Spending Growth 2018 Tools Any tools such as software or analytics used in marketing and sales CAC = Salary Salary for your sales and marketing effort including freelancers Overheads Any rent, utilities or equipment spent on marketing and sales Paid Marketing Expense for paid marketing such as Google Adwords , Social Media Ads, content marketing etc. Number of new customers $820 $385 $1,517 $348 $115 $324 $72 Apparel Accessories Health & Beauty Food & Bev. Shoes Home Outdoor Products Funding for Direct - to - Consumer Brands (2) Average Ad Spend by Direct - to - Consumer Brands Is Up 50% in 2019 (3) E - commerce Share of Total Retail Sales in U.S. 62% of Overall Brand/Enterprise Marketing Budgets Moving to Performance Marketing (4) ($ in Millions) Source: (1) Statista as of 7/23/19 and Digital Commerce 360 as of 10/18/18. | (2) Medium.com as of 10/11/18. Company logos in clu de a representative selection of brands that have raised private funding within each sector category. | (3) Adweek as of 10/14/19. | (4) TUNE as of April 2018.

Pursue Profitable Growth Through Marketing as a Service ("MaaS") (Continued)

Expansion of "MaaS" offering to drive margin accretion

MaaS Compared to Current Model

Current Model *Paid for Work Performed*	MaaS Model *Paid for Outcome Delivered*
Client funds production and media costs	Blue Impact funds production & media
Use 3rd party data to optimize targeting	Use 1st party data to optimize targeting
Client decides on what content to use	Leverage AI capabilities to optimize content
Use digital channels to reach target	Use digital & proprietary channels to reach target
Charge client hourly fees for service	Charge client for outcome
Margin of ~20%	Potential revenue margin accretion of up to 4x at scale (2)

Strong Value Opportunity

Illustrative Scenario – $100mm Incremental Revenue

	Current Revenue Mix: (1)	Illustrative Revenue Mix: 100% Performance Marketing (2)
Revenue $	$100mm	
Adjusted EBITDA	$22mm	$48mm
Margin % (3)	*22%*	*48%*

Source: Company-provided financials and Wall Street equity research. | Note: 2021 estimates are based on the assumption that the average foreign exchange rate for 2021 would equal the average foreign exchange rate of 2018. | (1) Based on 2021E Blue Impact projections. | (2) Based on EBITDA margins for performance marketing peers. | (3) Margin is defined as Adjusted EBITDA / Net Revenue; Net Revenue = Revenue, excluding Billable Expenses.

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31

32 Pursue Profitable Growth Through Marketing as a Service (“ MaaS ") (Continued) D ✔ Digital Expertise ✔ Data & Analytics ✔ Working Capital Owned Paid Shared Earned Blue Impact is well - positioned to grow its presence in MaaS ✔ Experience with and established network of digital disruptors including DTC and E - Commerce enabled brands ✔ Digital - first, Integrated and Intelligent offering is paramount to delivering a return on paid marketing ✔ Launched MaaS division , called PathIQ in 2019 which is in Beta with several major clients ✔ New business prospects and opportunities have validated the potential ✔ Capital from Legacy will fund the working capital for MaaS as well as allow strategic M&A in the Performance Marketing Space

Financial Overview and COVID - 19 Update

34 2020E estimates represent a comprehensive, bottoms - up forecast : ▪ Net Revenue estimates prepared on a client - by - client basis for each Blue Impact agency ▪ Real - time client conversations and deep assessment of sector trends across client buckets (Digital Disruptors, Blue Chip, etc.) used to determine expected client ad spend following COVID - 19 ▪ Management expects a difficult Q2, a soft Q3, and a rebound in client ad spend in Q4 2020 ▪ 2020E Net Revenue forecast assumes no new client revenue is generated until Q4 2020 Operational adjustments have been implemented in an effort to mitigate financial impact of COVID - 19 ▪ Blue Impact’s ability to serve clients is rooted in personnel, so the Company has implemented various measures intended to position itself for a rebound in client ad spend in Q4 2020 ▪ Blue Impact agencies are utilizing furloughs, government subsidies, and management salary cuts in an attempt to retain key personnel and manage expenses ▪ Management is focused on working towards breaking even in Q2 2020 and returning to normalized margins in Q3 2020 Key Forecast Assumptions 2020E Methodology 2021E estimates represent a top - down forecast prepared for the following performance cases: ▪ Base Case: ▪ Reported Net Revenue Growth of 11.4% ▪ Adjusted EBITDA Margin of 21.9% ▪ Upside Case: ▪ Reported Net Revenue Growth of 20.2% ▪ Adjusted EBITDA Margin of 22.5% The realization of each performance case is dependent on the outcome of COVID - 19 and the impact it has on future operations 2021E Methodology Source: Blue Impact management

Blue Impact Net Revenue Summary (1)

Annual	Quarterly
($ in Millions)	($ in Millions)

Organic Net Revenue | Incremental Net Revenue from Acquisitions | Pro Forma Adjustment (5)

2021E Net Revenue: Base Case | Upside Case



2016-2019
Adjusted Net Revenue
CAGR: 13.6%
$233.6
$250.8
$1.7
$249.2
$307.4
$20.2
$287.2
$342.6
$39.6
$303.0
$311.8
$374.8
$347.2
2016
2017
2018
2019 (4)
2020E
2021E



$75.7
$8.9
$66.8
$79.8
$7.1
$72.7
$85.7
$7.0
$78.6
$91.8
$2.5
$89.3
$80.6
$88.4
$81.1
$92.4
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

	2016	2017	2018	2019 (4)	2020E	2021E
Reported Growth: (2)		7.4%	22.5%	11.5%	(9.0%)	11.4% / 20.2%
Organic Growth: (2)		6.7%	15.3%	5.5%	(9.0%)	11.4% / 20.2%

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019
YoY Adjusted Growth: (3)					6.5%	10.9%	(5.3%)	0.7%

Source: Company-provided financials. | Note: 2016 and 2019 figures are unaudited. 2020 and 2021 estimates as well as quarterly financials are based on the assumption that the average foreign exchange rates for 2020, 2021, and the displayed quarters would equal the average foreign exchange rate of 2018. 2020 and 2021 estimates represent organic Net Revenue only. | (1) Net Revenue = Revenue, excluding Billable Expenses. | (2) 2021E Reported and Organic Growth computed using Base and Upside financial performance cases, respectively. | (3) Quarterly YoY Adjusted Growth based on Pro Forma Adjusted Net Revenue. | (4) 2019 Net Revenue is adjusted by $3.1 million due to the deferred income recognition required under ASC606. (5) Pro Forma Adjustments relate to 2018 acquisitions. In order to establish a comparable growth metric, adjustments are made to reflect the revenue contribution Blue Impact would have recorded, had the Company owned the acquired targets for the entirety of 2018.

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35

Blue Impact Adjusted EBITDA Summary



Annual
Quarterly
($ in Millions)
($ in Millions)
Organic Adjusted EBITDA (1)
Incremental Adj. EBITDA from Acquisitions
Pro Forma Adjustment (5)
Adjusted EBITDA Margin (2)
2021E Adj. EBITDA: Base Case
Upside Case
2016-2019 Adj. EBITDA CAGR: 27.0%
$36.8
15.7%
$37.5
$0.2
$37.3
15.0%
$61.6
$5.6
$56.0
20.1%
$75.4
$7.5
$68.0
22.0%
$67.9
21.8%
$84.2
$76.2
21.9%
2016
2017
2018
2019
2020E
2021E
$10.1
$2.8
$7.3
10.9%
$17.8
$1.2
$16.5
22.7%
$23.6
$1.2
$22.4
28.5%
$20.8
$0.4
$20.4
22.9%
$16.1
20.0%
$16.5
18.7%
$22.9
$22.9
28.3%
$24.9
$24.9
26.9%
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

	2016	2017	2018	2019	2020E	2021E
Reported Growth: (3)		2.0%	64.3%	22.4%	(10.0%)	12.2% / 24.0%
Organic Growth: (3)		1.4%	50.2%	21.3%	(10.0%)	12.2% / 24.0%

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019
YoY Adjusted Growth: (4)					59.2%	(6.9%)	(2.9%)	19.5%

Source: Company-provided financials. | Note: 2016 and 2019 figures are unaudited. 2020 and 2021 estimates as well as quarterly financials are based on the assumption that the average foreign exchange rates for 2020, 2021, and the displayed quarters would equal the average foreign exchange rate of 2018. 2020 and 2021 estimates represent organic Adjusted EBITDA only. | (1) 2016-2019 Adjusted EBITDA amounts are adjusted to include $5.0MM incurrence of public company costs for illustrative comparability to 2020 and 2021 estimates; quarterly financials are not adjusted for incurrence of public company costs. Please refer to the Appendix – "Non-GAAP Financial Measures" for a reconciliation to the most comparable GAAP measure. A reconciliation for our 2020E and 2021E Non-GAAP Measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP Measures, including, but not limited to, (a) expenses associated with the opening, closing or moving of offices, (b) the net loss or gains on the sale of assets or associated with certain past M&A and future financing and other transactions, (c) other expenses that we do not believe are indicative of our ongoing operations, as well as (d) gains and losses related to foreign currency exchange rates. | (2) Defined as Adjusted EBITDA / Net Revenue; 2019 amount defined as Adjusted EBITDA / Adjusted Net Revenue; Net Revenue = Revenue, excluding Billable Expenses; 2021E Adjusted EBITDA Margin computed using Base Case financial performance. | (3) 2021E Reported and Organic Growth computed using Base and Upside financial performance cases, respectively. | (4) Quarterly YoY Adjusted Growth based on Pro Forma Adjusted EBITDA. | (5) Pro Forma Adjustments relate to 2018 acquisitions. In order to establish a comparable growth metric, adjustments are made to reflect the revenue contribution Blue Impact would have recorded, had the Company owned the acquired targets for the entirety of 2018.

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36

Blue Impact Supplemental Financial Data

Free Cash Flow (1)

($ in Millions)



$19.0
$13.8
$52.8
$23.2
2016
2017
2018
2019 (2)

Cash Flow Observations

2016 & 2017

- Reflect non-recurring working capital deployment for Madhouse business growth

2018

- Representative of normalized net working capital levels

2019

- Adjusted by $6.0 million of extraordinary capital expenditures invested in Vision 7 and We Are Social campuses, as well as $5.4 million due to the restructuring of Madhouse's balance sheet in Q4 2019
- Reduced by a $36.0 million increase in Vision7's Accounts Receivable balance between 2018 and 2019 due to delay in collection caused by system change of major clients

Estimated Incremental EBITDA through Acquisitions (3)

($ in Millions)

Analysis at Various Prices (4)

Purchase Price (TEV)		**$50.0**	
Purchase Multiple (5)	6.0x	7.0x	8.0x
Acquired EBITDA	**$8.3**	**$7.1**	**$6.3**
Purchase Price (TEV)		**$100.0**	
Purchase Multiple (5)	6.0x	7.0x	8.0x
Acquired EBITDA	**$16.7**	**$14.3**	**$12.5**
Purchase Price (TEV)		**$200.0**	
Purchase Multiple (5)	6.0x	7.0x	8.0x
Acquired EBITDA	**$33.3**	**$28.6**	**$25.0**

Source: Company-provided financials. | (1) Free cash flow defined as (Cash Flow from Operations – CapEx). | (2) 2019 amount represents Adjusted Free Cash Flow From Operations. | (3) The information presented consists of estimates of the unadjusted EBITDA that could result from hypothetical acquisitions by the Company. Actual results could differ materially and adversely from the information presented and there are no assurances that any acquisitions may be completed at the prices or multiples reflected, if at all. | (4) Assumes Purchase Price is calculated as a multiple of unadjusted EBITDA of the hypothetical target and no fees and expenses are incurred in conjunction with the transaction for illustrative purposes only. Please refer to the Appendix – "Non-GAAP Financial Measures" for more information about Acquired EBITDA. | (5) Defined as TEV / Purchase Multiple.

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37

38 The Legacy SPAC Solution: Create shareholder value with a digital - first, integrated and intelligent, global advertising & marketing services company Our Goal: $1.0 Billion + i n Revenue

Appendix

40 North America Ad Spend (3) EMEA Ad Spend Asia Ad Spend $139 bn 22.2% Growth (1) Digital Ad Spend $254 bn 7.7% Growth (1) Total Ad Spend $63 bn 14.4% Growth (1) Digital Ad Spend $114 bn 21.2% Growth (1) Digital Ad Spend $139 bn 3.6% Growth (1) Total Ad Spend $227 bn 10.6% Growth (1) Total Ad Spend Source: eMarketer (March 2020). | Note: Data reflects 2019 figures unless otherwise noted. Does not reflect potential impacts of COVID - 19. | (1) Represents a 3 - Year CAGR from 2016 - 2019. | (2) Based on 2019 Adjusted Net Revenue. | (3) Includes only U.S. and Canada. Blue Impact Office Location With 69% of Adjusted Net Revenue currently derived from digital, Blue Impact is uniquely positioned to capture the surge in digital ad spend (2) Digital Advertising Is a Large and Rapidly Growing Market with a 20% 3 - year CAGR (1)

Legacy Has the Liquidity of a Publically Held Enterprise as well as Brand Building, Strategic and Operational Support

Company Overview

- Legacy Acquisition Corp (NYSE: LGC) is a $300 Million SPAC
- Highly complementary expertise in consumer-facing brands
- Founders from leading CPG & partners from major PE firms
- Collectively, the founders' experiences include:
  - 9 current/former CEOs and CFOs
  - Over 27 current/former board positions at public companies
  - The completion of ~$3 billion in private investments
- Provides capital to fund growth and supercharge operations
- Rick White and Darryl McCall will support management as board members

LGC is a public company that combines the financial flexibility and strength of a "strategic buyer" with the value creation capabilities and forward looking strategies of an innovative disruptor

Key Management



Edwin Rigaud
Legacy Chairman & CEO, Principal
EnovaPremier · P&G · Pringles · Secret



Darryl McCall (1)
Legacy President & COO, Principal
COTY · Gillette · OLAY · P&G



William Finn
Legacy CFO
Fifth Third Bank · GE Capital · National City · Wintrust Commercial Banking

Directors



Steven Davis
Legacy Director
Albertsons · A&W · Pizza Hut · Walgreens



Richard White (1)
Legacy Director
Oppenheimer · CIBC World Markets



Andrew Code
Legacy Director
chs capital · citi · POOLCORP



Sengal Selassie
Legacy Director
Cowen Group · Goldman Sachs · Morgan Stanley

(1) Expected director of Blue Impact.

Blue impact
41

Legacy Acquisition Corp. – Extended Team

Legacy Advisory Council



Lloyd Ward
Co-Chairman
Advisory Council

- More than 35 years of management and operating experience in consumer products
- Maytag Corp. – Former Chairman and CEO
- Procter & Gamble (17 years) – Former General Manager
- U.S. Olympic Committee – Former CEO and Secretary General
- Former Board Member at General Motors and JPMorgan Chase & Co.



Gary McCullough
Co-Chairman
Advisory Council

- More than 30 years of business experience in consumer products
- TransDigm Group, Inc. – Current Board Member
- Career Education Corp. – Former President, CEO and Board Member
- Procter & Gamble (13 years) – Former General Manager
- The Sherwin-Williams Company – Former Board Member



Ronald Tysoe
Member
Advisory Council

- More than 30 years corporate finance and management experience in consumer-retail
- Macy's Inc.– Vice Chairman of Finance and Real Estate
- Perella Weinberg Partners – Former Senior Adviser
- Current Board Member at J.C.Penney Company Inc., Cintas Corporation, and Scripps Networks Interactive



Kimberly Blackwell
Member
Advisory Council

- Seasoned business executive with over 25 years of marketing and advertising experience
- PMM Agency – Founder and Chief Executive Officer
- Serves as a key consultant to C-Suite executives at Fortune 1000 companies and government agencies
- National Women's Business Council – one of eight female CEOs



Geoffrey Marshall
Member
Advisory Council

- More than 40 years corporate finance, operations, and supply chain management experience
- Procter & Gamble (30 years) – Former Global Supply Chain Finance Director and Director of Global Business Development
- Implemented one of the largest post-acquisition integrations in the company's history

Blue impact
42

43 Legacy Acquisition Corp. – Extended Team (Continued) Manuel Perez de la Mesa Member Advisory Council Kenneth Robinson (1) Member Advisory Council Jules Kaufman Member Advisory Council Jim Stengel Member Advisory Council ▪ More than 35 years of management and operating experience in consumer products ▪ Procter & Gamble (21 years) – Former Chief Audit Executive and Vice President of Finance for the Global Personal Beauty Care and Global Internal Audit segments ▪ Current Board Member at Morgan Stanley Private Bank, National Association ▪ More than 40 years of management, financial, and operating experience ▪ Pool Corporation – Current CEO and President (16 years) and former COO ▪ Watsco, Inc. – VP of Distribution Operations ▪ Fresh Del Monte Produce, B.V and IBM Corp. – Various general, financial, and management positions ▪ Experienced General Counsel and Executive with significant experience serving as a strategic and legal advisor to boards of directors and management teams in the consumer sector ▪ Coty Inc. – General Counsel and Secretary ▪ Colgate - Palmolive – Former VP, General Counsel for the Europe / South Pacific division ▪ More than 20 years of marketing experience in consumer products ▪ The Jim Stengel Group – President and CEO ▪ Procter & Gamble (11 years) – Former Global Marketing Officer ▪ Author of two books ▪ Former Board Member for AOL, Motorola and MarketShare ▪ Adjunct Professor at Kellogg | Northwestern Legacy Advisory Council (1) Expected director of Blue Impact.

44 ▪ The Company provides the non - GAAP measurement of Adjusted Free Cash Flow from Operations, Pro Forma Adjusted Revenue, Adjusted Net Revenue, Pro Forma Adjusted EBITDA, Acquired EBITDA, Unadjusted EBITDA and Adjusted EBITDA (including Organic and Incremental Adjusted EBITDA). The Company has included these non - GAAP measurements because they are a key measure used by the Company’s management and board of directors to understand and evaluate its core operating performance and trends. ▪ The Company’s Pro Forma Adjusted Revenue and Pro Forma Adjusted EBITDA reflect the adjustments shown on slides 35 and 36, respectively. Unadjusted EBITDA and Adjusted EBITDA (including Organic and Incremental Adjusted EBITDA) consists of income (loss), adjusted for the items included in the accompanying reconciliation. The exclusion of certain income and expens e items and accounting adjustments in calculating Unadjusted EBITDA and Adjusted EBITDA can provide a useful measure for comparison of our core business before and after the potential Transaction with Legacy. The Company’s Pro Forma Adjusted Revenue, Pro Forma Adjusted EBITDA, Unadjusted EBITDA and Adjusted EBITDA (including Organic and Incremental Adjusted EBITDA), and Adjusted Free Cash Flow From Operations are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non - GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted Free Cash Flow From Operations, Unadjusted EBITDA and Adjusted EBITDA (including Organic and Incremental Adjusted EBITDA) are reconciled from the respective measures under GAAP in the attached table “Reconciliation of Non - GAAP Financial Measures.” ▪ The Company's Acquired EBITDA is an estimate of the Unadjusted EBITDA that could result from potential acquisitions by the Company and is calculated assuming that the purchase price for a potential acquisition is calculated as a multiple of unadjus ted EBITDA of the hypothetical target and there are no fees and expenses incurred by the Company in the acquisition. Actual results could differ materially and adversely from the information presented and there are no assurances that any acquisition s may be completed at the prices or multiples reflected, if at all. ▪ In addition, these Non - GAAP measures exclude certain non - recurring and other charges. The exclusion of these items should not be construed as an inference that our future results will be unaffected by unusual or non - recurring items. Non - GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA Historical Summary

($ in 000s)	2016	2017	2018	2019
EBT as reported	$23,769	$27,162	$48,077	$51,967
Interest expenses	3,670	3,366	5,159	6,727
Non-operating income / other non-cash items	3,441	(241)	(1,421)	(1,334)
DE & IA	12,307	11,458	12,425	14,721
Unadjusted EBITDA	**$43,186**	**$41,745**	**$64,240**	**$72,080**
Non-recurring items:				
Vision 7 International				
M&A related expense	199	340	1,921	877
NY & LA campus move expense	-	-	-	359
Eleven Gen2 bonus paid by founders' earnout	-	-	-	365
TNG one-off write-off for booking error	-	-	-	734
Eleven: Chicago Office one time opening costs	-	-	-	78
Total Vision 7 International add-backs	**$199**	**$340**	**$1,921**	**$2,412**
We Are Social				
Expenses related to Socialize acquisition	-	225	419	-
FX Impact of Brexit	(1,634)	-	-	-
P&L Impact of discontinued SCRM Investment	28	215	-	-
Tuck-in acquisition due diligence expense	-	-	-	663
Total We Are Social add-backs	**($1,606)**	**$440**	**$419**	**$663**
Fuseproject				
Founder Yves book publication expense	-	-	-	66
One-off write-off for client billable expenses	-	-	-	80
M&A related expense	-	-	-	320
Total Fuseproject add-backs	**$0**	**$0**	**$0**	**466**
Madhouse				
One-off bad debt provision	-	-	-	1,551
One-off write-off related to office improvement	-	-	-	158
Deferred Income Recognition due to ASC606	-	-	-	3,094
Total Madhouse add-backs	**$0**	**$0**	**$0**	**$4,802**
Other Considerations:				
Public Company Cost	(5,000)	(5,000)	(5,000)	(5,000)
Total Adjustments	**($6,407)**	**($4,219)**	**($2,660)**	**$3,344**
Adjusted EBITDA	**$36,779**	**$37,525**	**$61,581**	**$75,424**

Source: Company-provided financials. | Note: A reconciliation for our 2020E and 2021E Non-GAAP Measures to the most directly comparable GAAP financial measures is not included, because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these Non-GAAP Measures, including, but not limited to, (a) expenses associated with the opening, closing or moving of offices, (b) the net loss or gains on the sale of assets or associated with certain past M&A and future financing and other transactions, (c) other expenses that we do not believe are indicative of our ongoing operations, as well as (d) gains and losses related to foreign currency exchange rates.

Blue impact
45

46 Transaction Earn - Out Terms and Conditions Earn - Out Summary Detail ▪ Additional incentive - based Earn - out consideration potentially payable tied to profitability of Blue Impact’s subsidiary, Madhouse ▪ The Earn - out Payment will be determined based on the average annual growth rate of Madhouse’s Adjusted EBITDA during the 3 - year performance period (2020, 2021 and 2022) starting with 2019 Madhouse Adjusted EBITDA ▪ A schedule of possible Earn - out Payments is captured in the table below: (1) ▪ The total Earn - out Payment is capped at $222.0 million and is payable in 2023 following completion of the Fiscal 2022 audit ▪ The total Earn - out Payment is payable at purchaser’s option in cash, stock or a combination thereof if share price is at least $ 10 per share; if not, dependent upon the Company’s available cash, the Earn - out Payment is payable in cash, subordinated notes or a combinatio n of cash and subordinated notes Source: Company - provided financials. | (1) Table does not illustrate all possible Earn - out Payments associated with Adjusted EBI TDA growth rates between 5.0% and 25.0%. FY2019 – FY2022 Adjusted EBITDA Average Annual Growth Rate Total Earn - out Payment < 5.0% No Earn - out Payment = 15.0% $100.0 Million ≥ 25.0% $222.0 Million